Granite Point Mortgage Trust Inc. Reports
Fourth Quarter and Full Year 2021 Financial Results
and Post Quarter-End Update

NEW YORK, February 24, 2022 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter and full year ended December 31, 2021, and provided an update on its activities subsequent to quarter-end. A presentation containing fourth quarter and full year 2021 financial highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Fourth Quarter 2021 Activity
•GAAP net income of $6.7 million, or $0.13 per basic share, including a $(8.9) million, or approx. $(0.17) per basic share charge on early extinguishment of debt and a $5.0 million, or $0.09 per basic share benefit from release of CECL reserve.
•Distributable Earnings(1) of $12.7 million, or $0.24 per basic share.
•Book value of $16.70 per common share, inclusive of $(0.46) per share cash settlement of remaining warrants.
•Declared and paid a cash dividend of $0.25 per common share; Series A preferred cash dividend of $0.15069 per share.
•Closed on $248.6 million of total commitments and funded $268.7 million in total UPB including prior commitments of $39.8 million and $8.0 million for loan upsizings.
•Received loan repayments and principal amortization of $145.3 million in UPB.
•Portfolio of $4.2 billion in total commitments comprised of over 99% senior loans with a weighted average stabilized LTV of 63.5%(2) and a weighted average yield at origination of LIBOR + 4.07%(3).
•Portfolio is over 98% floating rate with a weighted average LIBOR floor of 1.17%.
•Expanded the permanent capital base through an inaugural offering of approx. $115 million of attractively priced preferred stock, providing additional balance sheet flexibility.
•Repaid $75 million of the $225 million principal outstanding under the senior secured term loan facilities, reducing total leverage and the amount of higher-cost debt. Incurred a charge on early extinguishment of debt of approx. $(8.9) million, or $(0.17) per basic share.

Full Year 2021 Activity
•GAAP net income of $67.6 million, or $1.24 per basic share, including a reduction of prior CECL reserves of $20.0 million, or approx. $0.37 per basic share.
•Distributable Earnings(1) of $54.3 million, or $0.99 per basic share.
•Reduced CECL reserve by $20.0 million year-over-year to $42.4 million at December 31, 2021, or 1.01% of total loan commitments.
•Originated 22 senior first mortgage loans and funded $824.3 million in total loan principal balance.
•Received repayments and principal amortization of approx. $960.3 million(4) in UPB.
•Further diversified liabilities profile and increased the percentage of non-mark-to-market financing to over 75% of total borrowings by issuing two CRE CLOs totaling approx. $1.4 billion at attractive terms.
•Opportunistically repurchased 1.3 million common shares resulting in book value accretion.
•Ended Q4 with over $190 million in cash on hand and total net-debt-to-equity leverage of 2.7x.

Post Quarter-End Update
•Current forward pipeline of senior CRE loans with total commitments of approx. $285 million and initial fundings of over $250 million, which have either closed or are in the closing process, subject to fallout.
•Since quarter end, funded over $80 million of total principal balance, including approx. $22 million on existing loan commitments.(5)
•Expanded the permanent equity base to over $1 billion through an approx. $90 million add-on preferred offering, bringing total preferred stock issued to approx. $205 million, providing growth capital and an ability to recapitalize the balance sheet while reducing higher-cost debt.
•Further reduced the borrowings under the senior secured term loan facilities to $100 million through an incremental $50 million repayment. Incurred a charge on early extinguishment of debt of approx. $(5.8) million, or $(0.11) per basic share, which will be reflected in Q1’22 results.
•Current cash balance of approx. $149.1 million plus approx. $61.8 million of unencumbered senior whole loans available to be pledged to financing facilities, subject to lender approval.(5)

“The year 2021 leading into early 2022 has been an important and a successful period of transition for Granite Point,” stated Jack Taylor, Granite Point’s President, Chief Executive Officer and Director. “We expanded our permanent capital by issuing over $200 million of attractively priced preferred equity, and, as an internally managed REIT, this allows us to benefit from improved operating leverage. We recently paid down a significant portion of our higher-cost term loan debt. Further stabilizing our balance sheet, we issued two CRE CLOs totaling approximately $1.4 billion, bringing our non-mark-to-market borrowings to over 75% at year-end. The credit profile of our portfolio has improved, and, with the steady origination of new loans, we are improving the portfolio’s correlation to rising short-term interest rates. As we continue to reposition our business, we look forward to a successful 2022.”

(1)Please see footnote (1) on page 6 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(2)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(3)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.
(4)Excluding a write-off of $9.7 million in Q3'21.
(5)As of February 23, 2021.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on February 25, 2022 at 11:00 a.m. ET to discuss fourth quarter and full year 2021 financial results and related information. To participate in the teleconference, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning February 25, 2022 at 12:00 p.m. ET through March 4, 2022 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 9862174. The call will also be archived on the Company’s website in the Investor Relations section under the Events & Presentations link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic, including the ultimate impact of COVID-19 on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2021	December 31, 2020
ASSETS
Loans held-for-investment	$3,782,205	$3,914,469
Allowance for credit losses	(40,897)	(66,666)
Loans held-for-investment, net	3,741,308	3,847,803
Cash and cash equivalents	191,931	261,419
Restricted cash	12,362	67,774
Accrued interest receivable	10,716	12,388
Other assets	32,201	30,264
Total Assets	$3,988,518	$4,219,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$677,285	$1,708,875
Securitized debt obligations	1,677,619	927,128
Asset-specific financings	43,622	123,091
Term financing facility	127,145	—
Convertible senior notes	272,942	271,250
Senior secured term loan facilities	139,880	206,448
Dividends payable	14,406	25,049
Other liabilities	21,436	22,961
Total Liabilities	2,974,335	3,284,802
Commitments and Contingencies
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 4,600,000 shares authorized and 4,596,500 and 0 shares issued and outstanding, respectively; liquidation preference $25.00 per share	46	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 53,789,465 and 55,205,082 shares issued and outstanding, respectively	538	552
Additional paid-in capital	1,125,241	1,058,298
Cumulative earnings	171,518	103,165
Cumulative distributions to stockholders	(284,285)	(228,169)
Total Granite Point Mortgage Trust, Inc. Stockholders’ Equity	1,013,058	933,846
Non-controlling interests	125	—
Total Equity	$1,013,183	$933,846
Total Liabilities and Stockholders’ Equity	$3,988,518	$4,219,648

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Interest income:	(unaudited)
Loans held-for-investment	$46,241	$54,613	$197,942	$234,954
Loans held-for-sale	—	—	—	895
Available-for-sale securities	—	—	—	646
Held-to-maturity securities	—	—	—	659
Cash and cash equivalents	48	135	346	559
Total interest income	46,289	54,748	198,288	237,713
Interest expense:
Repurchase facilities	5,524	11,702	25,973	58,444
Securitized debt obligations	9,403	4,945	29,926	26,312
Convertible senior notes	4,549	4,522	18,167	18,092
Term financing facility	1,377	—	7,585	—
Asset-specific financings	282	900	2,241	3,862
Revolving credit facilities	—	—	—	779
Senior secured term loan facilities	5,101	5,301	21,688	5,446
Total interest expense	26,236	27,370	105,580	112,935
Net interest income	20,053	27,378	92,708	124,778
Other income (loss):
Benefit from (provision for) credit losses	4,955	8,531	20,027	(53,710)
Loss on extinguishment of debt	(8,919)	—	(8,919)	—
Realized losses on sales of loans held-for-sale	—	—	—	(16,913)
Fee income	—	—	—	1,117
Total other income (loss)	(3,964)	8,531	11,108	(69,506)
Expenses:
Management fees	—	3,946	—	15,786
Compensation and benefits	5,354	—	21,464	13,269
Servicing expenses	1,410	1,031	5,173	4,056
Other operating expenses	1,666	4,603	8,634	15,755
Restructuring charges	—	2,570	—	46,252
Total expenses	8,430	12,150	35,271	95,118
Income (loss) before income taxes	7,659	23,759	68,545	(39,846)
Benefit from income taxes	196	608	192	593
Net income (loss)	7,463	23,151	68,353	(40,439)
Dividends on preferred stock	718	25	793	100
Net income (loss) attributable to common stockholders	$6,745	$23,126	$67,560	$(40,539)
Basic earnings (loss) per weighted average common share	$0.13	$0.42	$1.24	$(0.73)
Diluted earnings (loss) per weighted average common share	$0.12	$0.39	$1.23	$(0.73)
Dividends declared per common share	$0.25	$0.45	$1.00	$0.65
Weighted average number of shares of common stock outstanding:
Basic	53,789,465	55,205,082	54,593,499	55,156,482
Diluted	54,274,949	70,009,741	54,929,070	55,156,482
Comprehensive income (loss):
Net income (loss) attributable to common stockholders	$6,745	$23,126	$67,560	$(40,539)
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	—	—	—	(32)
Other comprehensive income (loss)	—	—	—	(32)
Comprehensive income (loss)	$6,745	$23,126	$67,560	$(40,571)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	(unaudited)	(unaudited)
Reconciliation of GAAP net income to Distributable Earnings(1):

GAAP net income	$6,745	$67,560
Adjustments:
(Benefit from) provision for credit losses	(4,955)	(20,027)
Loss on extinguishment of debt	8,919	8,919
Non-cash equity compensation	2,032	7,591
Distributable earnings(1) before write-off	$12,741	$64,043
Write-off of loan held-for-investment	—	(9,740)
Distributable earnings(1)	$12,741	$54,303

Distributable earnings(1) before write-off per basic common share	$0.24	$1.17
Distributable earnings(1) per basic common share	$0.24	$0.99
Basic weighted average shares outstanding	53,789,465	54,593,499
(1)Beginning with our Annual Report on Form 10-K for the year ended December 31, 2020, and for all subsequent reporting periods ending on or after December 31, 2021, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.

We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income (loss) or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the nine months ended December 31, 2021, we recorded a $20.0 million benefit from provision for credit losses, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. During the year ended December 31, 2021, we recorded a $(8.9) million loss on early extinguishment of debt, which has been excluded from Distributable Earnings consistent with certain one-time expenses pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business.

Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.